                                                                    EXHIBIT 99.2


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                              SILGAN HOLDINGS INC.
                     (hereinafter called the "Corporation")


                                   ARTICLE I

                                    OFFICES
                                    -------

          Section 1.  Registered Office.  The registered office of the
          ---------   -----------------
Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

          Section 2.  Other Offices.  The Corporation may also have offices at
          ---------   -------------
such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

          Section 1.  Place of Meetings.  Meetings of the stockholders for the
          ---------   -----------------
election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2.  Annual Meetings.  The annual meetings of stockholders
          ---------   ---------------
shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect the class of directors of the Board of
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Directors standing for election, and transact such other business as may properly be brought before the meeting.

          Section 3.  Special Meetings.  Unless otherwise prescribed by law or
          ---------   ----------------
by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), special meetings of stockholders, for any purpose or purposes may be called by either the Chairman of the Board or the President, and shall be called by any such officer at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Stockholders are not permitted to call a special meeting of stockholders, or to require that the Chairman of the Board or the President call such a special meeting, or to require that the Board request the calling of such a special meeting.

          Section 4.  Quorum.  Except as otherwise provided by law or by the
          ---------   ------
Certificate of Incorporation, the holders of a majority of the stock of the Corporation, issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. In the event of a lack of quorum, the chairman of the meeting or a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted which might have been transacted at the meeting originally called.

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          Section 5.  Voting.  At each meeting of the stockholders, every
          ---------   ------
stockholder having the right to vote shall be entitled to vote, in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation on the date fixed as the record date for the determination of stockholders entitled to vote. The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. Directors shall be elected by the vote of the holders of stock of the Corporation having voting power with respect to the election of directors as provided in the Certificate of Incorporation. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, all other matters submitted to the meeting shall be decided by a majority of all outstanding shares of stock of the Corporation entitled to vote on such matters. All proxies shall be filed with the Secretary.

          Section 6.  List of Stockholders Entitled to Vote. The officer of the
          ---------   -------------------------------------
Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder

                                      -3-
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and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

          Section 7.  Stock Ledger.  The stock ledger of the Corporation shall
          ---------   ------------
be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

          Section 1.  Number and Election of Directors.  The number of directors
          ---------   --------------------------------
of the Corporation shall be as prescribed in the Certificate of Incorporation. The directors of the Corporation shall be elected as prescribed in the Certificate of Incorporation.

          Section 2.  Vacancies.  In the event that any vacancy among the
          ---------   ---------
Directors shall occur at any time prior to the next

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annual meeting of stockholders, such vacancy shall be filled in accordance with the provisions of the Certificate of Incorporation.

          Section 3.  Duties and Powers.  Except as otherwise prescribed by law
          ---------   -----------------
or by the Certificate of Incorporation, the Board of Directors shall have and exercise all the powers belonging to or pertaining to the Corporation.

          Section 4.  Meetings.  The Board of Directors of the Corporation may
          ---------   --------
hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held with 48 hours prior notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any member of the Board of Directors. Written notice thereof stating the place, date and hour of the meeting shall be given to each director not less than seventy-two (72) hours before the date of the meeting.

          Section 5.  Quorum; Actions of Board at a Meeting. The requirements
          ---------   -------------------------------------
for a quorum and actions of the Board of Directors at a meeting of such Board shall be as provided in the Certificate of Incorporation.

          Section 6.  Actions of Board Without a Meeting. Except as may be
          ---------   ----------------------------------
otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board

                                      -5-
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of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          Section 7.  Meetings by Means of Conference Telephone. Except as may
          ---------   -----------------------------------------
be otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 7 shall constitute presence in person at such meeting.

          Section 8.  Committees.  Except as may be otherwise specifically
          ---------   ----------
provided by the Certificate of Incorporation or these By-Laws, the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.
A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present

                                      -6-
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shall be the act of the committee.  Any director may be removed from any such committee with or without cause by the affirmative vote of a majority of the entire Board.

          Section 9.  Compensation.  The directors may be paid their expenses,
          ---------   ------------
if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          Section 10.  Interested Directors.  No contract or transaction between
          ----------   --------------------
the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of

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the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or a committee thereof. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

          Section 1.  General.  Except as otherwise provided in the Certificate
          ---------   -------
of Incorporation, the day-to-day operations of the Corporation shall be managed by its Executive Officers, who shall be the Chairman of the Board and the President, and its other officers. These officers shall perform their duties in a manner consistent with directions which may be given from time to time by the Board of Directors.

          Section 2.  Chairman of the Board.  The Chairman of the Board, if
          ---------   ---------------------
there shall be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign

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all contracts, certificates and other instruments of the Corporation.  During the absence or disability of the President, the Chairman of the Board shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

          Section 3.  President.  The President shall supervise and manage the
          ---------   ---------
conduct of the current business of the Corporation and may exercise any of the powers of the Chairman of the Board that shall have been delegated to him by that officer or conferred upon him by the Board of Directors. He shall act for and on behalf of the Corporation on matters in which action by the President, as such, is required by law. He shall do and perform all acts and things incident to the position of President, other than such as are charged upon the Chairman, and such other duties as may be assigned to him from time to time by the Chairman of the Board or by the Board of Directors.

          Section 4.  Vice-Presidents.  At the request of the President or in
          ---------   ---------------
his absence or in the event of his inability or refusal to act (and if there shall be no Chairman of the Board), the Vice-President, or the Vice-Presidents if there is more than one (in the order designated by the Board of Directors), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice-President shall perform such other duties and have such other powers as the Board of Directors from

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time to time may prescribe.  If there shall be no Chairman of the Board and no
Vice-President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

          Section 5.  Controller.  The Controller, if there shall be one, shall
          ---------   ----------
exercise general supervision of the bookkeeping methods of the Corporation and shall supervise and be responsible for all matters pertaining to the auditing and accounting functions of the Corporation. He shall render periodically such balance sheets, earnings statements and other reports relating to the business of the Corporation as may be required by the Board of Directors, the Chairman of the Board, the President, the Audit Committee, if there shall be any, or any other authorized officer of the Corporation.

          Section 6.  Secretary.  The Secretary shall attend all meetings of the
          ---------   ---------
Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. If the Secretary shall be unable

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or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there shall be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there shall be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

          Section 7.  Treasurer.  The Treasurer shall have the custody of the
          ---------   ---------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account

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of all his transactions as Treasurer and of the financial condition of the
Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 8.  Assistant Controller.  An Assistant Controller, if there
          ---------   --------------------
shall be one, shall perform the duties and have the powers of the Controller during the absence or disability of the Controller, and shall perform such other duties and have such other powers as the Board of Directors or Controller shall designate from time to time.

          Section 9.  Assistant Secretaries.  Except as may be otherwise
          ---------   ---------------------
provided in these By-Laws, Assistant Secretaries, if there shall be any, shall perform such duties and have such powers as may be assigned to them by the Board of Directors, the Chairman of the Board, the President, any Vice-President, if there shall be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

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          Section 10.  Assistant Treasurers.  Assistant Treasurers, if there
          ----------   --------------------
shall be any, shall perform such duties and have such powers from time to time as may be assigned to them by the Board of Directors, the Chairman of the Board, the President, any Vice-President, if there shall be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 11.  Other Officers.  Such other officers as the Board of
          ----------   --------------
Directors may choose shall perform such duties and have such powers from time to time as may be assigned to them by the Board of Directors. The stockholders of the Corporation may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

          Section 12.  Voting Securities Owned by the Corporation.  Powers of
          ----------   ------------------------------------------
attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities

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owned by the Corporation may be executed in the name of and on behalf of the
Corporation by the President or any Vice-President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any Corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities which, as the owner thereof the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                                   ARTICLE V

                                     STOCK
                                     -----
          Section 1.  Form of Certificates.  Every holder of stock in the
          ---------   --------------------
Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board, the President or a Vice-President and (ii) by the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation.

          Section 2.  Signatures.  Where a certificate is countersigned by (i) a
          ---------   ----------
transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a

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certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 3.  Lost Certificates.  The Board of Directors may direct a
          ---------   -----------------
new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, which affidavit shall be satisfactory in form and substance to the Secretary or Assistant Secretary. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 4.  Transfers.  Stock of the Corporation shall be transferable
          ---------   ---------
in the manner prescribed by law, by that certain Stockholders Agreement, dated as of December 21, 1993, among R. Philip Silver, D. Greg Horrigan, The Morgan Stanley Leveraged Equity Fund II, L.P., Bankers Trust New York Corporation, First Plaza Group Trust and the Corporation, as the same may be amended from time to time, and by these By-Laws. Transfers of stock

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shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

          Section 5.  Record Date.  In order that the Corporation may determine
          ---------   -----------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 6.  Beneficial Owners.  The Corporation shall be entitled to
          ---------   -----------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares

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on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI

                                    NOTICES
                                    -------
          Section 1.  Notices.  Whenever written notice is required by law, the
          ---------   -------
Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be actually received. Written notice may also be given personally or by telegram, telex or cable.

          Section 2.  Waivers of Notice.  Whenever any notice is required by
          ---------   -----------------
law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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                                  ARTICLE VII

                              GENERAL PROVISIONS
                              ------------------

          Section 1.  Dividends.  Dividends upon the capital stock of the
          ---------   ---------
Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

          Section 2.  Disbursements.  All checks or demands for money and notes
          ---------   -------------
of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          Section 3.  Fiscal Year.  The fiscal year of the Corporation shall
          ---------   -----------
be the calendar year.

          Section 4.  Corporate Seal.  The corporate seal shall have inscribed
          ---------   --------------
thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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                                 ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

          Section 1.  Power to Indemnify in Actions, Suits or Proceedings Other
          ---------   ---------------------------------------------------------
than Those by or in the Right of the Corporation.  Subject to Section 3 of this
------------------------------------------------
Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of
                              ---- ----------
itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or

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proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2.  Power to Indemnify in Actions, Suits or Proceedings by or
          ---------   ---------------------------------------------------------
in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the
-------------------------------
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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          Section 3.  Authorization of Indemnification.  Any indemnification
          ---------   --------------------------------
under this Article VIII (unless ordered by a court) shall be made by the Corporation as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VIII. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of authorization in the specific case.

          Section 4.  Good Faith Defined.  For purposes of any determination
          ---------   ------------------
under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Sections 1 and 2 of this Article VIII.

          Section 5.  Indemnification by a Court.  Notwithstanding any contrary
          ---------   --------------------------
determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 and 2 of this Article VIII. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

          Section 6.  Expenses Payable in Advance.  Expenses incurred by an
          ---------   ---------------------------
officer or director in defending a civil or criminal action, suit or proceeding or administrative proceeding or investigation may be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or investigation upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          Section 7.  Non-exclusivity and Survival of Indemnification.  The
          ---------   -----------------------------------------------
indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          Section 8.  Insurance.  The Corporation may purchase and maintain
          ---------   ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

          Section 9.  Meaning of "Corporation" for Purposes of Article VIII.
          ---------   -----------------------------------------------------
For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          Section 10.  Subrogation.  The payment of any amounts to any person
          ----------   -----------
pursuant to this Article VIII shall subrogate the Corporation to any right such person may have against any other person or entity. The rights conferred in this Article VIII shall be contract rights.

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

                                  ARTICLE IX
                                  AMENDMENTS
                                  ----------

          Section 1.  These By-Laws may be altered, amended or repealed, in
          ---------
whole or in part, or new By-Laws may be adopted in accordance with the provisions of the Certificate of Incorporation.

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